Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of the Federal Home Loan Bank of Atlanta (the “Registrant”) for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William H. Ott, Jr., Interim President and Chief Executive Officer of the Bank, J. Daniel Counce, First Vice President and Controller of the Bank, and Annette Hunter, First Vice President and Director of Accounting Operations of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Registrant’s Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2007	/s/ WILLIAM H. OTT, JR.
William H. Ott, Jr.
Interim President and Chief Executive Officer

/s/ J. DANIEL COUNCE
J. Daniel Counce
First Vice President and Controller

/s/ ANNETTE HUNTER
Annette Hunter
First Vice President and
Director of Accounting Operations

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.